New York Mortgage Trust Reports
Fourth Quarter and Full Year 2021 Results

NEW YORK, NY - February 17, 2022 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2021.

Summary of Fourth Quarter and Full Year 2021:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2021	For the Twelve Months Ended December 31, 2021
Net income attributable to Company's common stockholders	$22,460	$144,176
Net income attributable to Company's common stockholders per share (basic)	$0.06	$0.38
Undepreciated earnings (1)	$31,045	$159,881
Undepreciated earnings per common share (1)	$0.08	$0.42
Comprehensive income attributable to Company's common stockholders	$22,197	$144,960
Comprehensive income attributable to Company's common stockholders per share (basic)	$0.06	$0.38
Net interest income	$30,772	$123,618
Portfolio net interest margin	3.63%	3.07%
Book value per common share at the end of the period	$4.70	$4.70
Undepreciated book value per common share at the end of the period (1)	$4.74	$4.74
Economic return on book value (2)	1.27%	8.28%
Economic return on undepreciated book value (3)	1.68%	9.13%
Dividends per common share	$0.10	$0.40

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(3)Economic return on undepreciated book value is based on the periodic change in undepreciated book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Fourth Quarter Investing Activities

•Purchased approximately $606.2 million in residential loans and received approximately $245.1 million in repayments.

•Sold investment securities for aggregate proceeds of approximately $184.1 million.

•Funded multi-family joint venture investments for approximately $123.1 million and mezzanine lending investments in the amount of approximately $65.5 million.

Fourth Quarter Financing Activities

•Issued 7.000% Series G Cumulative Redeemable Preferred Stock for net proceeds of approximately $72.1 million and fully redeemed 7.750% Series B Cumulative Redeemable Preferred Stock for approximately $80.0 million, lowering the cost of capital represented by the redeemed shares by 75 basis points.

Full Year 2021 Investing Activities

•Purchased approximately $1.6 billion in residential loans and received approximately $858.2 million in repayments and sales proceeds of approximately $77.1 million.

•Purchased approximately $53.7 million in investment securities and received approximately $432.6 million in sales proceeds.

•Funded multi-family joint venture investments for approximately $198.5 million and mezzanine lending investments for approximately $108.4 million. Received approximately $96.0 million in proceeds from redemptions of mezzanine lending investments.

Full Year 2021 Financing Activities

•Issued $100.0 million in aggregate principal amount of 5.75% senior unsecured notes due April 2026 at par.

•Completed a securitization of bridge business purpose loans resulting in approximately $178.4 million of net proceeds to the Company, of which $117.1 million was used to repay an outstanding repurchase agreement.

•Redeemed one of the Company's residential loan securitizations with an outstanding balance of $203.5 million at the time of redemption and completed a new securitization of certain performing, re-performing and non-performing residential loans resulting in approximately $254.9 million of net proceeds to the Company.

•Issued 6.875% Series F Fixed-to-Floating-Rate Cumulative Redeemable Preferred Stock for net proceeds of approximately $138.6 million and fully redeemed 7.875% Series C Cumulative Redeemable Preferred Stock for approximately $104.9 million, lowering the cost of capital represented by the redeemed shares by 100 basis points.

•Issued 7.000% Series G Cumulative Redeemable Preferred Stock for net proceeds of approximately $72.1 million and fully redeemed 7.750% Series B Cumulative Redeemable Preferred Stock for approximately $80.0 million, lowering the cost of capital represented by the redeemed shares by 75 basis points.

Subsequent Developments:

•Completed a securitization of residential loans, resulting in approximately $286.3 million in net proceeds to the Company after deducting estimated expenses associated with the transaction. The Company utilized the net proceeds to repay approximately $195.6 million on an outstanding repurchase agreement related to residential loans.

•Completed a securitization of business purpose loans, resulting in approximately $222.5 million in net proceeds to the Company after deducting estimated expenses associated with the transaction. The Company utilized the net proceeds to repay approximately $121.1 million on an outstanding repurchase agreement related to residential loans.

•Redeemed our convertible notes at maturity for $138.0 million.

•The Company's Board of Directors has authorized a share repurchase program for up to $200.0 million of the Company's common stock.

Management Overview

Jason Serrano, Chief Executive Officer and President, commented: “The Company’s investment portfolio was transformed over the course of 2021 by our continued pursuit of organically-sourced opportunities through proprietary loan and joint venture pipelines. This strategic focus culminated in the fourth quarter with record quarterly investment acquisitions and fundings, portfolio yields at the highest level in nearly 10 years and a stable book value. We believe a diversified portfolio growth strategy centered around recurring income streams will provide stability to earnings in 2022. With industry leading low Company recourse leverage and flexibility aided by our low-cost operating structure, we are taking a more offensive posture to pursue opportunities in the higher rate environment for continued portfolio growth. We believe this is the path to enhance earnings.”

Capital Allocation

The following tables set forth, by investment category, our allocated capital at December 31, 2021, our interest income and interest expense, and the average yield, average portfolio financing cost, and portfolio net interest margin for our average interest earning assets for the three months ended December 31, 2021 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Other	Total
Residential loans	$3,575,601	$—	$—	$3,575,601
Consolidated SLST CDOs	(839,419)	—	—	(839,419)
Multi-family loans	—	120,021	—	120,021
Investment securities available for sale	128,019	33,146	39,679	200,844
Equity investments	—	191,238	48,393	239,631
Equity investments in consolidated multi-family properties (2)	—	261,639	—	261,639
Other investments (3)	38,749	—	—	38,749
Total investment portfolio carrying value	2,902,950	606,044	88,072	3,597,066
Liabilities:
Repurchase agreements	(554,259)	—	—	(554,259)
Residential loan securitization CDOs	(682,802)	—	—	(682,802)
Convertible notes	—	—	(137,898)	(137,898)
Senior unsecured notes	—	—	(96,704)	(96,704)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	39,366	—	260,279	299,645
Other	29,612	(13,205)	(55,424)	(39,017)
Net Company capital allocated	$1,734,867	$592,839	$13,325	$2,341,031

Company Recourse Leverage Ratio (5)				0.4	x
Portfolio Recourse Leverage Ratio (6)				0.2	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2021 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $230.3 million.
(2)Represents the Company's equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family properties to the consolidated financial statements is included below in "Reconciliation of Financial Information."
(3)Represents the Company's single-family rental properties.
(4)Excludes cash in the amount of $30.1 million and restricted cash in the amount of $8.1 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash is included in the Company’s accompanying consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding repurchase agreement financing, subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $839.4 million, residential loan securitization CDOs amounting to $682.8 million and mortgages payable on real estate amounting to $709.4 million as they are non-recourse debt for which the Company has no obligation.
(6)Represents the Company's outstanding repurchase agreement financing divided by the Company’s total stockholders’ equity.

Net Interest Income - Three Months Ended December 31, 2021:	Single-Family (1)	Multi- Family	Other	Total
Interest Income (2)	$40,073	$3,767	$1,714	$45,554
Interest Expense	(7,832)	—	(6,950)	(14,782)
Net Interest Income (Expense)	$32,241	$3,767	$(5,236)	$30,772

Portfolio Net Interest Margin - Three Months Ended December 31, 2021:
Average Interest Earning Assets (3) (4)	$2,590,388	$158,424	$23,328	$2,772,140
Average Yield on Interest Earning Assets (5)	6.19%	9.51%	29.39%	6.57%
Average Portfolio Financing Cost (6)	(2.94)%	—	—	(2.94)%
Portfolio Net Interest Margin (7)	3.25%	9.51%	29.39%	3.63%

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Interest income amounts represent interest income earned by securities that are owned by the Company. A reconciliation of net interest income from the Single-Family portfolio to the consolidated financial statements is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period indicated excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Average Interest Earning Assets is calculated each quarter based on daily average amortized cost for the respective periods.
(5)Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income relating to our interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Portfolio Financing Cost was calculated by dividing our annualized interest expense relating to our interest earning assets by our average interest bearing liabilities, excluding the interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate of approximately $0.5 million, $2.8 million, $1.6 million and $2.1 million, respectively.
(7)Portfolio Net Interest Margin is the difference between our Average Yield on Interest Earning Assets and our Average Portfolio Financing Cost, excluding the weighted average cost of subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate.

Stock Repurchase Program

On February 15, 2022, the Company's Board of Directors authorized a share repurchase program under which the Company may repurchase up to $200.0 million of its common stock through March 31, 2023. The stock repurchase program does not require the purchase of any minimum number of shares. The timing and extent to which the Company repurchases its shares will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases may be commenced or suspended at any time without prior notice. Acquisitions under the share repurchase program may be made in the open market, through privately negotiated transactions or block trades or other means, in accordance with applicable securities laws.

The Company intends to only consider repurchasing shares of its common stock when the purchase price is less than the last publicly reported book value per common share and expects to fund the share repurchases from current liquidity.

Conference Call

On Friday, February 18, 2022 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2021. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, February 25, 2022 and can be accessed by dialing (855) 859-2056 and entering passcode 6046509. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Full year 2021 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is expected to be filed with the Securities and Exchange Commission on or about February 25, 2022. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Agency CMBS” refers to CMBS representing interests in or obligations backed by pools of multi-family mortgage loans guaranteed by a GSE, such as Fannie Mae or Freddie Mac; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IOs and certain senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Multi-Family” portfolio includes multi-family CMBS, preferred equity and mezzanine loan investments and certain equity investments that invest in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and equity investments in entities that invest in residential assets or originate residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Residential loans, at fair value	$3,575,601	$3,049,166
Multi-family loans, at fair value	120,021	163,593
Investment securities available for sale, at fair value	200,844	724,726
Equity investments, at fair value	239,631	259,095
Cash and cash equivalents	289,602	293,183
Real estate, net	1,017,583	50,532
Other assets	198,416	115,292
Total Assets (1)	$5,641,698	$4,655,587
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$554,259	$405,531
Collateralized debt obligations ($839,419 at fair value and $682,802 at amortized cost, net as of December 31, 2021 and $1,054,335 at fair value and $569,323 at amortized cost, net as of December 31, 2020)	1,522,221	1,623,658
Convertible notes	137,898	135,327
Senior unsecured notes	96,704	—
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	709,356	36,752
Other liabilities	144,478	101,746
Total liabilities (1)	3,209,916	2,348,014

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	66,392	—

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 29,500,000 and 30,900,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively, 22,284,994 and 20,872,888 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively ($557,125 and $521,822 aggregate liquidation preference as of December 31, 2021 and December 31, 2020, respectively)	538,221	504,765
Common stock, par value $0.01 per share, 800,000,000 shares authorized, 379,405,240 and 377,744,476 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	3,794	3,777
Additional paid-in capital	2,356,576	2,342,934
Accumulated other comprehensive income	1,778	994
Accumulated deficit	(559,338)	(551,268)
Company's stockholders' equity	2,341,031	2,301,202
Non-controlling interest in consolidated variable interest entities	24,359	6,371
Total equity	2,365,390	2,307,573
Total Liabilities and Equity	$5,641,698	$4,655,587
(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2021 and December 31, 2020, assets of consolidated VIEs totaled $2,924,678 and $2,150,984, respectively, and the liabilities of consolidated VIEs totaled $2,219,830 and $1,667,306, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
NET INTEREST INCOME:
Interest income	$52,318	$46,220	$206,866	$350,161
Interest expense	21,546	20,264	83,248	223,068
Total net interest income	30,772	25,956	123,618	127,093

NON-INTEREST INCOME (LOSS):
Realized gains (losses), net	1,090	1,861	21,451	(148,058)
Realized loss on de-consolidation of Consolidated K-Series	—	—	—	(54,118)
Unrealized gains (losses), net	15,491	52,549	95,649	(160,161)
Income from equity investments	11,875	12,098	33,896	26,670
Impairment of goodwill	—	—	—	(25,222)
Income from real estate	7,605	419	15,230	419
Other income	3,272	344	5,515	678
Total non-interest income (loss)	39,333	67,271	171,741	(359,792)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	12,489	9,656	48,908	42,228
Expenses related to real estate	13,463	763	28,849	763
Portfolio operating expenses	8,111	2,761	26,668	11,572
Total general, administrative and operating expenses	34,063	13,180	104,425	54,563

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	36,042	80,047	190,934	(287,262)
Income tax expense	1,162	65	2,458	981

NET INCOME (LOSS)	34,880	79,982	188,476	(288,243)
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	1,296	437	4,724	(267)
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	36,176	80,419	193,200	(288,510)
Preferred stock dividends	(10,994)	(10,296)	(42,859)	(41,186)
Preferred stock redemption charge	(2,722)	—	(6,165)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$22,460	$70,123	$144,176	$(329,696)

Basic earnings (loss) per common share	$0.06	$0.19	$0.38	$(0.89)
Diluted earnings (loss) per common share	$0.06	$0.18	$0.38	$(0.89)
Weighted average shares outstanding-basic	379,346	377,744	379,232	371,004
Weighted average shares outstanding-diluted	380,551	399,009	380,968	371,004

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total net interest income	$30,772	$31,031	$31,475	$30,340	$25,956
Total non-interest income	39,333	49,412	43,276	39,720	67,271
Total general, administrative and operating expenses	34,063	28,046	23,121	19,195	13,180
Income from operations before income taxes	36,042	52,397	51,630	50,865	80,047
Income tax expense	1,162	1,215	15	66	65
Net income	34,880	51,182	51,615	50,799	79,982
Net loss attributable to non-controlling interest in consolidated variable interest entities	1,296	394	1,625	1,409	437
Net income attributable to Company	36,176	51,576	53,240	52,208	80,419
Preferred stock dividends	(10,994)	(11,272)	(10,296)	(10,297)	(10,296)
Preferred stock redemption charge	(2,722)	(3,443)	—	—	—
Net income attributable to Company's common stockholders	22,460	36,861	42,944	41,911	70,123
Basic earnings per common share	$0.06	$0.10	$0.11	$0.11	$0.19
Diluted earnings per common share	$0.06	$0.10	$0.11	$0.11	$0.18
Weighted average shares outstanding - basic	379,346	379,395	379,299	378,881	377,744
Weighted average shares outstanding - diluted	380,551	380,983	381,517	380,815	399,009

Book value per common share	$4.70	$4.74	$4.74	$4.71	$4.71

Undepreciated earnings (1)	$31,045	$42,190	$44,022	$42,625	$70,123
Undepreciated earnings per common share (1)	$0.08	$0.11	$0.12	$0.11	$0.19
Undepreciated book value per common share (1)	$4.74	$4.76	$4.75	$4.71	$4.71

Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Dividends declared per preferred share on Series B Preferred Stock (2)	$—	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock (3)	$—	$—	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock (4)	$0.43	$0.47	$—	$—	$—
Dividends declared per preferred share on Series G Preferred Stock (5)	$0.25	$—	$—	$—	$—
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)In December 2021, the Company redeemed all outstanding shares of its Series B Preferred Stock and paid accumulated dividends up to, but not including, the redemption date.
(3)In July 2021, the Company redeemed all outstanding shares of its Series C Preferred Stock and paid accumulated dividends up to, but not including, the redemption date.
(4)For the three months ended September 30, 2021, dividends declared represents the cash dividend for the long initial dividend period that began on July 7, 2021 and ended on October 14, 2021.
(5)For the three months ended December 31, 2021, dividends declared represent the cash dividend for the short initial dividend period that began on November 24, 2021 and ended on January 14, 2022.

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance using the same metrics that management uses to operate the business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Undepreciated Earnings

Undepreciated earnings is a supplemental non-GAAP financial measure defined as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net income (loss) attributable to Company's common stockholders to undepreciated earnings for the respective periods ended is presented below (dollar amounts in thousands, except per share data).

	For the Twelve Months Ended,	For the Three Months Ended
	December 31, 2021	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income attributable to Company's common stockholders	$144,176	$22,460	$36,861	$42,944	$41,911	$70,123
Add:
Depreciation expense on operating real estate	4,381	2,237	1,655	296	193	—
Amortization of lease intangibles related to operating real estate	11,324	6,348	3,674	781	521	—
Undepreciated earnings	$159,881	$31,045	$42,190	$44,021	$42,625	$70,123

Weighted average shares outstanding - basic	379,232	379,346	379,395	379,299	378,881	377,744
Undepreciated earnings per common share	$0.42	$0.08	$0.11	$0.12	$0.11	$0.19

Undepreciated Book Value Per Common Share

Undepreciated book value per common share is a supplemental non-GAAP financial measure defined as GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net. By excluding these non-cash adjustments, undepreciated book value reflects the value of the Company’s rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. We believe that the presentation of undepreciated book value per common share is useful to investors and us as it allows management to consider our investment portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to undepreciated book value and calculation of undepreciated book value per common share as of the dates indicated is presented below (dollar amounts in thousands, except per share data).

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Company's stockholders' equity	$2,341,031	$2,357,793	$2,321,161	$2,308,853	$2,301,202
Preferred stock liquidation preference	(557,125)	(561,027)	(521,822)	(521,822)	(521,822)
GAAP book value	1,783,906	1,796,766	1,799,339	1,787,031	1,779,380
Add:
Cumulative depreciation expense on operating real estate	4,381	2,144	489	193	—
Cumulative amortization of lease intangibles related to operating real estate	11,324	4,976	1,302	521	—
Undepreciated book value	$1,799,611	$1,803,886	$1,801,130	$1,787,745	$1,779,380

Common shares outstanding	379,405	379,286	379,372	379,273	377,744
GAAP book value per common share (1)	$4.70	$4.74	$4.74	$4.71	$4.71
Undepreciated book value per common share (2)	$4.74	$4.76	$4.75	$4.71	$4.71

(1)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(2)Undepreciated book value per common share is calculated using the undepreciated book value and the common shares outstanding for the periods indicated.

Equity Investments in Consolidated Multi-family Properties

We invest in joint venture investments that own multi-family apartment communities which the Company determined to be VIEs and for which the Company is the primary beneficiary. As a result, we are required to consolidate these entities' underlying assets, liabilities, income and expenses in the our consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our consolidated financial statements as of December 31, 2021 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$30,130
Real estate, net	978,834
Lease intangible, net (a)	39,769
Other assets	31,006
Total assets	$1,079,739

Mortgages payable on real estate, net	$709,356
Other liabilities	17,993
Total liabilities	$727,349

Redeemable non-controlling interest in Consolidated VIEs	$66,392
Non-controlling interest in Consolidated VIEs	$24,359
Net equity investment	$261,639

(a)Included in other assets in the accompanying consolidated balance sheets.

Consolidated SLST

We determined that Consolidated SLST is a variable interest entity and that we are the primary beneficiary of Consolidated SLST. As a result, we are required to consolidate Consolidated SLST’s underlying seasoned re-performing and non-performing residential loans including its liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within Consolidated SLST, which requires that changes in valuations in the assets and liabilities of Consolidated SLST be reflected in our consolidated statements of operations.

A reconciliation of our net interest income generated by our Single-Family portfolio to our consolidated financial statements for the three months ended December 31, 2021 is set forth below (dollar amounts in thousands):

Interest income, residential loans	$33,587
Interest income, investment securities available for sale	3,348
Interest income, Consolidated SLST	9,902
Interest expense, Consolidated SLST CDOs	(6,764)
Interest income, Single-Family, net	40,073
Interest expense, repurchase agreements	(2,961)
Interest expense, residential loan securitizations	(4,871)
Net interest income, Single-Family	$32,241